UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2016

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Montana	33-00215	81-0305822
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

P.O. Box 643 Thompson Falls, Montana	59873
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 827-3523

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. (d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Craig W. Thomas of Charlotte, NC was elected to the Board of Directors of United States Antimony Corporation to start during the second quarter of 2016. Mr. Thomas is a professional investor with fifteen years of investing experience who has been a portfolio manager at CR Intrinsic Investors and S.A.C. Capital Advisors and an analyst at Goff Moore Strategic Partners and Rainwater, Inc.  He is currently the co-founder of Shareholder Advocates for Value Enhancement and the managing member of various investment partnerships.  Prior to becoming a professional investor, Mr. Thomas was a consultant at The Boston Consulting Group.  Mr. Thomas is currently a director of Full House Resorts, Inc. and has served on several other public company boards where he has experience heading Audit, Compensation, and Nominating and Governance committees.  Mr. Thomas earned an A.B. from Stanford University and an M.B.A. from the Graduate School of Business at Stanford University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2016

UNITED STATES ANTIMONY CORPORATION

Date	By:	/s/ John C. Lawrence
John C. Lawrence
President, Director and Principal Executive Officer